Exhibit 10.42

Performance-Based Vesting

WILLIAM LYON HOMES

2012 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

William Lyon Homes, a Delaware corporation, (the “Company”), pursuant to its 2012 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Class A Common Stock set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[ ]

Grant Date:	[ ]

Total Number of Shares of Restricted Stock:	[ ] Shares

Vesting Commencement Date:	[ ]

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Award Agreement, and subject to Participant’s continued service through each applicable vesting date, the Restrictions shall lapse and the Earned Shares (as defined in Exhibit B) shall vest as set forth below, assuming the Performance Conditions set forth on Exhibit B to this Grant Notice are satisfied:

• % of the Shares shall vest on , 20 ;

• % of the Shares shall vest on , 20 ; and

• % of the Shares shall vest on , 20 .

provided, however, that the Earned Shares shall be subject to accelerated vesting as set forth in Section 2.2(c) of the Restricted Stock Agreement.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.2(d) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the shares of Restricted Stock and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.2(d) of the Agreement or the Plan. If the participant is married or part of a registered domestic partnership, his or her spouse or domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit C.

WILLIAM LYON HOMES:	PARTICIPANT:

By:	By:

1

Performance-Based Vesting

Print Name:	Print Name:
Title:
Address:	Address:

2

Performance-Based Vesting

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, William Lyon Homes, a Delaware corporation (the “Company”) has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Company’s 2012 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.2 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a) “Cause” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant.

(b) “Change in Control” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant, and in the absence of such agreement or definition, “Change in Control” shall have the meaning set forth in the Plan.

(c) “Good Reason” shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which Participant is a party on the date of grant. If Participant is not a party to such an agreement, “Good Reason” shall mean, in each case, without Participant’s prior written consent: (i) the Company’s breach of any material provision of this Agreement or any other material agreement that Participant and the Company are parties to; (ii) the material diminution in the authority or duties of Participant; (iii) the material diminution in the annual base compensation of Participant (except for across-the-board reductions or similar reductions affecting Company senior employees); or (iv) a material change in the geographic location at which Participant must perform services for the Company or its Affiliate (which results in a relocation of at least fifty (50) miles); provided, that “Good Reason” shall only exist if Participant provides written notice to the Company of the existence of the condition described herein within sixty (60) days following the initial existence of such condition, upon the notice of which the Company has sixty (60) days during which it may remedy the condition without penalty to the Company.

(d) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Affiliate, and (b) terminations where there is a simultaneous re-establishment

Performance-Based Vesting

of a consulting relationship or continuing consulting relationship between Participant and the Company or any Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Affiliate has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(e) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Non-Employee Director, ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Director.

(f) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Affiliate is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Affiliate, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(g) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliate, and for other good and valuable consideration. The number of Shares subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Director or Consultant of the Company or one of its Affiliates.

(b) Book Entry Form; Certificates. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.2(e) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) below.

Performance-Based Vesting

(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN WILLIAM LYON HOMES AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 10.1 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2 Restrictions.

(a) Forfeiture. Subject to Section 2.2(c), any Award that is not vested as of the date of Participant’s Termination of Services shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Sections 3.2 and the risk of forfeiture set forth in Sections 2.2(a) and 2.2(b) and the vesting schedule set forth on the Grant Notice.

(b) Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c), the Earned Shares (as defined in Exhibit B) pursuant to the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice and upon satisfaction of the Performance Conditions set forth on Exhibit B.

Performance-Based Vesting

(c) Acceleration of Vesting. Notwithstanding any other provision of this Agreement to the contrary, in the event of [(i) a Change in Control or (ii)] Participant’s Termination of Services by the Company without Cause or by Participant for Good Reason [on or within twelve (12) months following a Change in Control, in connection with which the successor corporation does not assume the Award or substitute an equivalent right for the Award], [in either case,] the “Earned Shares” shall become fully vested and the Restrictions thereupon shall lapse. For purposes of this Section 2.2(c), “Earned Shares” shall be the number of Shares equal to (x) the “Target Shares” (as defined in Exhibit B) before the “Determination Date” (as defined in Exhibit B), or (y) the “Earned Shares” (as determined in accordance with Exhibit B) on or after the Determination Date.

(d) Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 10.1 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder. In satisfaction of the foregoing requirement with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder, unless otherwise determined by the Company, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof), the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder.

(e) Conditions to Delivery of Shares. Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 13.1 of the Plan.

Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code. In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

(f) To ensure compliance with the Restrictions, the provisions of the charter documents of the Company, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock. The Company shall notify the transfer agent as and when the Restrictions lapse.

2.3 Consideration to the Company. In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.

Performance-Based Vesting

ARTICLE III.

OTHER PROVISIONS

3.1 Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2 Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 12.3 of the Plan; provided, however, that this Section 3.2 notwithstanding, the Shares may be transferred to a transferee specifically approved by the Administrator, after taking into account Applicable Law.

3.3 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder.

3.4 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.5 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.8 Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by

Performance-Based Vesting

reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.9 Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.12 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

Performance-Based Vesting

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

PERFORMANCE CONDITIONS

A.	Performance Conditions.

1. The Participant shall be entitled to earn the number of Shares set forth below (the “Earned Shares”), based on achievement of the ROE performance goal for the Performance Period at the performance level indicated below, subject to the Administrator’s certification of the level of achievement of the ROE performance goal as soon as practicable following the end of the Performance Period (such date, the “Determination Date”).

Maximum Shares	Target Shares	Threshold Shares
[ ] Shares	[ ] Shares	[ ] Shares

2. Earned Shares shall be calculated by the Administrator as set forth below. The Earned Shares shall be rounded down to the nearest whole Share. The Administrator, in its sole discretion, shall determine whether and to what extent Shares may be awarded if achievement of the ROE performance goal is above the Maximum Performance Level or below the Threshold Performance Level.

ROE for Performance Period	Earned Shares
At Maximum Performance Level	Maximum Shares
Between Target Performance Level and Maximum Performance Level	Determined by linear 2:1 increase/decrease between the Target Shares and the Maximum Shares
At Target Performance Level	Target Shares
Between Threshold Performance Level and Target Performance Level	Determined by linear 2:1 increase/decrease between the Threshold Shares and the Target Shares
At Threshold Performance Level	Threshold Shares

3. Any Shares that are determined not to be Earned Shares shall be forfeited immediately. Any Shares remaining unearned and/or unvested and subject to the Restrictions on the first day following the third anniversary of the Grant Date shall be forfeited immediately.

B.	Definitions.

“Target Performance Level” shall mean a ROE of [    ]% during the Performance Period.

“Maximum Performance Level” shall mean 125% of the Target Performance Level.

“Threshold Performance Level” shall mean 75% of the Target Performance Level.

“ROE” shall mean the Company’s Return on Equity, calculated as [        ].

“Performance Period” shall mean the Company’s fiscal year ending [                    ].

B-1

Performance-Based Vesting

EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

I,                     , spouse or domestic partner of                     , have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse or domestic partner the shares of the common stock of William Lyon Homes set forth in the Grant Notice, I hereby appoint my spouse or domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of William Lyon Homes issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse or Domestic Partner

C-1